Exhibit 99.1

News Merrill Lynch & Co., Inc.

World Headquarters 4 World Financial Center New York, New York 10080

Release date: February 5, 2008

For information contact: Media Relations: Jessica Oppenehim (212) 449-2107 jessica_oppenheim@ml.com

Investor Relations: Sara Furber (866) 607-1234 Investor_Relations@ml.com
MERRILL LYNCH ANNOUNCES NEW TIME AND LOCATION
FOR 2008 ANNUAL MEETING
            NEW YORK, February 5 – Merrill Lynch & Co., Inc. (NYSE: MER) said today it has changed the time and location of its 2008 annual meeting. The meeting will be held on April 24, 2008 at Merrill Lynch’s corporate headquarters at 4 World Financial Center in New York and will begin at 8 a.m. Eastern time.
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            Merrill Lynch is one of the world’s leading wealth management, capital markets and advisory companies, with offices in 40 countries and territories and total client assets of almost $2 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management companies, with more than $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com.
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